Supplemental Information

September 2011

Allegiant
Travel is our deal.

Revenue 2Q11

	2Q10	2Q11	YoY	$ change
PRASM (cents)	7.27	9.27	28%	
TRASM (cents)	10.70	13.04	22%	
Avg fare	$73.15	$91.17	25%	$18.02
Avg total fare	$107.63	$128.30	19%	$20.67
Fuel expense per passenger	$40.35	$55.43	37%	$15.08

YoY PRASM changes in different market types[(2)]	YoY change in PRASM	% of markets
Markets with no change in capacity	24.6%	44%
Markets with increase in capacity	17.4%	7.8%
Markets with decrease in capacity	32.0%	48.2%

1 – QTD includes July 2011 through August 2011
2 – Period covered includes April through July 2010 vs 2011
PRASM = scheduled service passenger revenue per scheduled ASM
TRASM = total scheduled service revenue per scheduled ASM

allegiant™ Travel is our deal.

Network update

- 18 new routes starting in 2H 2011
  - 12 announced, 6 to be announced shortly
    - 12 routes – "connect the dots"
    - 6 routes new cities
  - 757 routes
  - Southwest/AirTran network changes
- 4Q11 growth driven by new routes
  - 2.7% growth same store sales
  - 47% scheduled ASM growth - new routes
  - 36% scheduled ASM growth – "connect the dots"
- Utilization
  - 4Q11 block hours per aircraft +2.4% YoY

allegiant™ Travel is our deal.

Fleet update

- MD-80 fleet
  - Status of 166 seat project
    - 2 by end of 3Q11, approximately 10 by YE 2011
  - Remaining four aircraft coming out of storage
    - In service by YE 2012, 59 MD-80s
- 757 fleet
  - Hawaii
    - ETOPS application submitted
    - Anticipate Hawaii service mid-2012
  - 1 operating on existing and new routes
  - 4 by 2H 2012, 6 by 1H 2013

allegiant™ Travel is our deal.

Guidance

- 3Q 11 PRASM +22 to 24%
- 51 MD-80s and 1 757 operating in 3Q 11
- Schedule currently selling through mid February 2012

	3rd Quarter 2011	4th Quarter 2011
System departures	(3) to (1)%	7 to 11%
System ASMs	(4) to (2)%	8 to 12%
Scheduled departures	(6) to (4)%	5 to 9%
Scheduled ASMs	(4) to (2)%	7 to 11%

Guidance subject to change

Projected growth – scheduled ASMs

- FY 2011 ~ 0 to +4%
- FY 2012 ~ +20 to 25%
  - 166 seat upgrade completed 4Q12
  - 8 additional MD-80s phased in during year
  - 4 757 operating to Hawaii 2H 2012
- FY 2013 ~ +15 to 20%
  - Full year of 166 seat aircraft + 6 757 operating to Hawaii
- FY 2014 ~ 0 to 5%
  - Annualized effect from growth of fleet to 65 aircraft
  - No other fleet commitments made as of yet

Guidance subject to change

AC utilization over time



Block hours per quarter / AC
Block hours
650
600
550
500
450
400
Q1
Q2
Q3
Q4
2009
2010
2011

allegiant
Travel is our deal.

757 economics

- Fuel burn = 1,110 gallons/block hour
- Departures per A/C per day = 1.4
- Block hours per departure = 4.5 to 5 block hours/departure
- Ex-fuel cost = $60 - $70 cost ex-fuel per passenger
- Seats per aircraft = 217

allegiant™ Travel is our deal.